UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/26/2007

ENTRUST INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24733

MD	621670648
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX 75001
(Address of principal executive offices, including zip code)

972-713-5819
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Entrust, Inc. (NASDAQ: ENTU) ("Entrust") adopted the Entrust 2007 Performance Bonus Plan (the "2007 Plan").

The primary objective of the 2007 Plan is to attract, retain and motivate valued employees by remunerating selected executives and other employees with financial motivation based on the performance of Entrust and the contributions of the individual employee.

The 2007 Plan became effective upon the approval of the Committee. The Committee, in its sole discretion, will determine which employees are eligible to receive awards under the plan and will grant awards in such amounts and on such terms as it will determine provided that the aggregate amount of all such awards do not exceed the amount available for distribution under the 2007 Plan.

There are two bonus pools under the 2007 Plan (collectively the "First Half Bonus Pool for 2007" and the "Second Half Bonus Pool for 2007"). The amount available in these two pools is dependent upon Entrust's revenue growth and return on sales. Up to 100% of the First Half Bonus Pool for 2007 will be paid out by Entrust to employees during the third calendar quarter of 2007. Up to 100% of the Second Half Bonus Pool for 2007 will be paid out by Entrust to employees during the first calendar quarter of 2008. Awards will be payable in cash; provided, however, that if the sum of the First Half Bonus Pool for 2007 and the Second Half Bonus Pool for 2007 exceeds four million four hundred thousand dollars ($4,400,000) ("Bonus Pool Cash Target"), then Entrust may in its discretion: (i) pay any portion of such sum that is in excess of the Bonus Pool Cash Target in restricted stock units (RSUs) out of the Entrust, Inc. 2006 Stock Incentive Plan with vesting criteria determined by the Committee; (ii) reduce the amount of the awards payable to the extent necessary so that the sum of the First Half Bonus Pool for 2007 and the Second Half Bonus Pool for 2007 does not exceed the Bonus Pool Cash Target; or (iii) pay any portion of such sum that is in excess of the Bonus Pool Cash Target in cash or deferred cash upon additional terms determined by the Committee.

The foregoing description of the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached as Exhibit 10.1, to this Form 8-K and is incorporated by reference herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST INC

Date: June 26, 2007	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	ENTRUST 2007 PERFORMANCE BONUS PLAN